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                                   EX-99.B.8.3

                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT

Pursuant to the Participation Agreement made and entered into in June 1998, by and among AIM Variable Insurance Funds (formerly AIM Variable Insurance Funds, Inc.), A I M Distributors, Inc., and Aetna Life Insurance and Annuity Company, the parties do hereby agree to amend the last clause of the first paragraph as follows:

     and Aetna Investment Services, Inc., a registered broker-dealer, the principal underwriter of the Contracts ("UNDERWRITER") (collectively, the "Parties").


IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the
Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on November 17, 2000.
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
                                                             AIM VARIABLE INSURANCE FUNDS

Attest:       /s/  Nancy L. Martin                           By:        /s/  Robert H. Graham
              -------------------------------------                     ----------------------------------------------
Name:         Nancy L. Martin                                Name:      Robert H. Graham
Title:        Assistant Secretary                            Title:     President


                                                             A I M DISTRIBUTORS, INC.

Attest:       /s/  Nancy L. Martin                           By:        /s/  Michael J. Cemo
              -------------------------------------                     ----------------------------------------------
Name:         Nancy L. Martin                                Name:      Michael J. Cemo
Title:        Assistant Secretary                            Title:     President


                                                             AETNA LIFE INSURANCE AND ANNUITY
                                                             COMPANY, on behalf of itself and its separate
                                                             accounts

Attest:       /s/  Lena A. Rabbitt                           By:        /s/  Laurie M. Tillinghast
              -------------------------------------                     ----------------------------------------------
Name:         Lena A. Rabbitt                                Name:      Laurie Tillinghast
Title:        Asst. Corporate Secretary                      Title:     Vice President


                                                             AETNA INVESTMENT SERVICES, INC, as
                                                             Principal Underwriter  (now known as
                                                             AETNA INVESTMENT SERVICES, LLC)

Attest:       /s/  John F. Todd                              By:        /s/  Maureen M. Gillis
              -------------------------------------                     ----------------------------------------------
Name:         John F. Todd                                   Name:      Maureen Gillis
Title:        Corporate Secretary                            Title:     President
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